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                      BANKERS TRUST NEW YORK CORPORATION
                              130 Liberty Street
                           New York, New York 10006
                                (212) 250-2500


                                                 September 25, 1997




Bankers Trust New York Corporation
130 Liberty Street
New York, NY 10006

Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     I am a Managing Director and Counsel of Bankers Trust Company, a New York trust company ("Bankers"), and, as such, I have acted as counsel for Bankers Trust New York Corporation, a New York corporation (the "Corporation"), in the preparation of the Registration Statement on Form S-3, File No. 333-32909 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on August 5, 1997, pursuant to the Securities Act of 1933, as amended (the "Act"), to register (i) shares of Common Stock, par value $1.00 per share (the "Common Stock"), and the Preferred Share Purchase Rights attributable thereto (the "Rights") issued pursuant to the Rights Agreement, dated as of February 22, 1988, between the Corporation and Harris Trust Company of New York, as successor to Morgan Shareholders Services Trust Company, as Rights Agent,
(ii) shares of Series Preferred Stock, without par value (the "Series Preferred Stock"), (iii) depositary shares representing the shares of Series Preferred Stock (the "Depositary Shares"), and (iv) senior and subordinated debt securities of the Corporation (the "Debt Securities"), with an aggregate initial offering price of up to
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$3,080,000,000. I am familiar with the actions taken in connection with the registration of the Common Stock, Preferred Stock, Depositary Shares and Debt Securities (collectively, the "Securities"), and have reviewed such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, I am of the opinion that:

          (i) When the Registration Statement has become effective under the Act, the terms of the sale of any shares of Common Stock have been duly established in conformity with the Corporation's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and such shares have been duly issued and sold as contemplated in the Registration Statement (including the Prospectus and the Prospectus Supplement relating to such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable subject to
     Section 630 of the New York Business Corporation Law.

          (ii) When the Registration Statement has become effective under the Act, a certificate of amendment to the Corporation's certificate of incorporation with respect to any shares of Series Preferred Stock substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of New York, the terms of the sale of such shares of Series Preferred Stock and of their issue and sale have been duly established in conformity with the Corporation's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement

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     or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and such shares have been duly issued and sold as contemplated in the Registration Statement (including the Prospectus and the Prospectus Supplement relating to such shares of Series Preferred Stock), (a) such shares of Series Preferred Stock will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law, and (b) the shares of Common Stock or Preferred Stock, if any, issuable upon conversion of such shares of Series Preferred Stock, when duly issued upon such conversion, will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law.

          (iii) When the Registration Statement has become effective under the Act, the terms of any Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, such Deposit Agreement has been duly authorized, executed and delivered by the Corporation and the applicable Depositary, and the Depository Receipts evidencing such Depositary Shares have been duly executed by such Depositary and issued against the deposit of the applicable shares of Series Preferred Stock in accordance with such Deposit Agreement and as contemplated in the Registration Statement (including the Prospectus and the Prospectus Supplement relating to such Depositary Shares), such Depositary Shares will represent legal and valid interests in such shares of Series Preferred Stock and the persons in whose names

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     such Depositary Receipts are registered will be entitled to the rights specified in such Depositary Receipts and the Deposit Agreement.

          (iv) When the Registration Statement has become effective under the Act, the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and such Debt Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as described in the Registration Statement (including the Prospectus and Prospectus Supplement relating to such Debt Securities), (a) such Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles, and (b) the shares of Common Stock or Preferred Stock, if any, issuable upon conversion of such Debt Securities, when duly issued upon such conversion, will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law.

          (v) When the Registration Statement has become effective under the Act and any shares of Common Stock have been validly issued, the Rights attributable to such shares will be validly issued.

     I note that, as of the date of this opinion, a judgment for money in an action based on any Securities in a federal or state court in the United States ordinarily would be

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enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the currency in which the applicable Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Note would be required to render such judgment in the currency in which the applicable Security was denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     In connection with my opinion set forth in paragraph (v) above, I note that the question whether the Board of Directors of the Corporation might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

     I am a member of the New York bar and do not express any opinion as to the effect of any law other than the Federal laws of the United States and the laws of the State of New York.

     I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources I believe to be responsible, and I have assumed that the Indentures relating to any Debt Securities and the Deposit Agreements relating to any Depositary Shares have been duly authorized, executed and delivered by the respective Trustees and Depositaries thereunder, an assumption which I have not independently verified.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Offered Securities" in the Prospectus forming part of the Registration Statement. In giving this consent, I do not admit that I come within

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the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Gordon S. Calder, Jr.

                                    Gordon S. Calder, Jr.
                                    Managing Director and Counsel

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